UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 30, 2011
Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 18 Queen Street, Hamilton HM JX Bermuda	N/A

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On June 30, 2011, Enstar Group Limited (the “Company”) borrowed $167.6 million under its previously disclosed $250.0 million three-year revolving credit facility (the “Credit Facility”) provided by the Revolving Credit Facility Agreement with National Australia Bank Limited and Barclays Corporate, the corporate banking division of Barclays Bank PLC, as bookrunners and mandated lead arrangers, certain financial institutions, as lenders, and National Australia Bank Limited as agent, dated June 13, 2011 (the “Credit Agreement”). The $167.6 million borrowed was used to prepay term loans outstanding under certain existing credit facilities of the Company and certain of its subsidiaries. The prepayment of these existing credit facilities was a condition to the Company’s initial borrowing under the Credit Facility. The interest rate on this borrowing is 3.15%, subject to periodic adjustment in accordance with the terms of the Credit Facility. The undrawn amount of $82.4 million remains available to the Company under the Credit Facility.
     A description of the material terms of the Credit Facility is included in Item 1.01 of the Current Report on Form 8-K that the Company filed on June 14, 2011, and that description is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENSTAR GROUP LIMITED
Date: July 7, 2011	By:	/s/ Richard J. Harris
Richard J. Harris
Chief Financial Officer